UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2014

AMERICAN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona		85251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2014, American Standard Energy Corp. (the "Company") and J. Steven Person entered into an Executive Employment Agreement (the "Employment Agreement"), effective as of February 6, 2014 (the "Effective Date"), pursuant to which Mr. Person and the Company agreed to Mr. Person's continued employment as President and Chief Executive Officer of the Company.  The following summary of the material terms of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item.

The Employment Agreement has a one year term, beginning on the Effective Date, provided, however, that the Employment Agreement shall be automatically renewed for successive one year periods absent at least 120 days' prior written notice of nonrenewal by either party.  Under the Employment Agreement, Mr. Person will receive an annual base salary of $200,000. In addition to his base salary, Mr. Person is eligible to receive an annual bonus, the amount and terms of which shall be in the sole discreation of the Company's Board of Directors (the "Board").  Additionally, with respect to each fiscal year of the Company ending during the term of the Employment Agreement, Mr. Person shall be eligible to receive an annual long-term incentive award upon the terms and conditions as determined in the sole discretion of the Board.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated February 12, 2014, between the Company and J. Steven Person

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2014

AMERICAN STANDARD ENERGY CORP.

By:	/s/ J. Steven Person
J. Steven Person, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement, dated February 12, 2014, between the Company and J. Steven Person